Exhibit 21.1

List of Subsidiaries of
Stratus Properties Inc.
Name Under Which
Entity	Organized	It Does Business

5700 Slaughter Lane, L.L.C.
Austin 290 Properties, Inc.
Avalon Realty Company, L.L.C.
Barton Creek Properties Inc.
Barton Creek Realty Inc.
Barton Creek Village, L.L.C.
Calera Court Management, L.L.C.
Calera Court, L.P.
Circle C GP, L.L.C.
Circle C Investments, LLC
Circle C Land, L.P.
CJUF II Stratus Block 21 LLC (40%)
Crestview Station DS Land, L.P. (50%)
Crestview Station DS, LLC (50%)
Crestview Station LLR Land, LP. (50%)
Crestview Station LLR, LLC (50%)
Crestview Station Management, L.L.C. (50%)
Crestview Station RTB Land, LP (50%)
Crestview Station RTB, LLC (50%)
Crestview Station, L.P. (50%)
FM Florida Properties Co. (50%)
Lantana Office Properties I, L.P.
McMoRan Pipeline Company
Meridian Development Management, L.L.C.
Meridian Development, L.P.
Stratus Block 21 Development, L.L.C.
Stratus Block 21 Investments GP, L.L.C.
Stratus Block 21 Investments, L.P.
Stratus Crestview GP, L.L.C.
Stratus Crestview, L.P.
Stratus Investments, LLC
Stratus Management L.L.C.
Stratus Partnership Investments, L.P.
Stratus Partnership Investments GP, L.L.C.
Stratus Properties Operating Co., L.P.
Stratus Realty Inc.
STRS L.L.C.
Tract 107, L.L.C.

Texas
Texas
Texas
Texas
Texas
Texas
Texas
Texas
Texas
Delaware
Texas
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Texas
Louisiana
Texas
Texas
Texas
Texas
Texas
Texas
Texas
Delaware
Delaware
Texas
Texas
Delaware
Texas
Delaware
Texas
Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same Same